UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio         43512
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

              (d)              On April 22, 2008, following the First Defiance Financial Corp. (“First Defiance”) Annual Meeting of Shareholders, the First Defiance Board of Directors held an organizational meeting at which it increased the number of Board seats to twelve and elected Barbara A. Mitzel to fill the newly-created vacancy on the Board. A copy of the press release issued by First Defiance regarding this election is attached hereto as Exhibit 99.2.

                                  Ms.  Mitzel was a director of Pavilion Bancorp, Inc. (“Pavilion”), which was acquired by First Defiance on March 14, 2008. Pursuant to the Agreement and Plan of Merger between First Defiance and Pavilion dated October 2, 2007, First Defiance agreed to select one individual from the Board of Directors of Pavilion to serve on First Defiance’s Board.

                                   Ms.  Mitzel will serve until the 2011 annual meeting of shareholders. Ms. Mitzel has been appointed to the Long Range Planning Committee of the First Defiance Board of Directors.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

                                  On April 22, 2008, First Defiance Financial Corp. held its Annual Meeting of Shareholders. A copy of the slideshow used at the Annual Meeting and a copy of the press release issued regarding the voting results of the Annual Meeting are attached hereto as Exhibits 99.1 and 99.2, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Annual Meeting of Shareholders Presentation,dated April 22, 2008.	Included herewith.

99.2	Press release dated April 28, 2008.	Included herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Defiance Financial Corp. By: /s/ John C. Wahl ———————————————————— John C. Wahl Chief Financial Officer

Date: April 28, 2008

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